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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                   FORM 8-K/A
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): March 18, 2003
                                                          ---------------


                               EVANS BANCORP, INC.
                              ---------------------
               (Exact name of Registrant as Specified in Charter)


           New York                      0-18539                16-1332767
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(State or Other Jurisdiction           (Commission          (I.R.S. Employer
      of Incorporation)                File Number)       Identification Number)


14-16 North Main Street, Angola, New York                            14006
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code  (716) 549-1000
                                                    ----------------------------



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ITEM 4.         CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

                On March 18, 2003, Evans Bancorp, Inc. decided to engage KPMG LLP as its principal accountants for the fiscal year ending December 31, 2003, and chose not to renew the engagement of Deloitte & Touche LLP (D&T), which is currently serving as the Company's independent auditors. The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors. On April 2, 2003, KPMG LLP accepted the engagement.

                In connection with the audits of the two fiscal years ended December 31, 2002 and 2001, and the subsequent interim period through March 18, 2003, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to D&T's satisfaction, would have caused D&T to make reference in connection with their opinion on the subject matter of the disagreement.

                The audit reports of D&T on the consolidated financial statements of Evans Bancorp, Inc. and subsidiary as of and for the years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

                Evans Bancorp, Inc. requested that D&T furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. A copy of that letter is now attached as Exhibit 16.1 to this amended report which amends the Form 8-K report filed on March 24, 2003.

ITEM 7.         FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                EXHIBITS

                (a)    Financial Statements of Businesses Acquired.
                             Not applicable

                (b)    Pro-Forma Financial Information.
                             Not applicable

                (c)    Exhibits.
                       The following exhibit is included herein:

                16.1 Letter from Deloitte & Touche LLP dated March 31, 2003.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EVANS BANCORP, INC.

                                            By: /s/James Tilley
                                                ---------------
                                            James Tilley, President


Date: April 3, 2003